Exhibit 99.1


Press Release                                              Source: FutureIT Inc.

FutureIT Inc. Announces Fourth Quarter 2008 Results

Annual Revenues Increase 176% From 2007 and Quarterly Revenues Increase 19%

Wednesday March 25, 2009, 2:46 pm EDT


LOD, Israel, March 25 /PRNewswire-FirstCall/ -- FutureIT Inc. (OTC: FITI -
News), a leading provider of software solutions for the automated and effective management of Microsoft SQL Servers, today reported its financial results for the fourth quarter and year ended December 31, 2008. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP. Revenues in the fourth quarter of 2008 were $145,000 compared to fourth quarter 2007 revenues of $122,000. Total revenues increased by $408,000, or 176%, to $640,000 in the year ended December 31, 2008 compared to $232,000 in 2007, Gross profit increased to $507,000, or 79% in 2008 compared with $69,000 , or 30% in 2007.

The company was successful in reducing its net loss to $1,214,000 in 2008, in comparison with the previous year's loss of $1,663,000.

"2008 was an exciting and challenging year for our company, and we have a lot to be proud of," said Shmuel Bachar, chairman and CEO of FutureIT. "The company showed extensive growth in 2008, in particular in the first two quarters of the year; but also felt the impact of the deteriorating global economy in the second half of the year. Deals became harder to close and growth slowed down relative to the previous two quarters. We have started 2009 with guarded optimism and are confident of our position within the SQL environment, despite market conditions remaining difficult. While continuing to encounter potential sales opportunities, securing deals is more challenging. We realistically understand the continuing impact of the state of the worldwide economy and expect that the second half of 2009 will be stronger than the first half."

"Our independent public accounting firm has issued an opinion on our consolidated financial statements that states that the consolidated financial statements were prepared assuming we will continue as a going concern and further states that our recurring losses from operations, stockholders' deficit and inability to generate sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. Our future is dependent on our ability to raise additional financing, which we are seeking, and increase our sales to a level that will support our operations." concluded Mr. Bachar. Fiona Rosenberg-Niddam, Director of International Sales and Marketing at FutureIT commented, "In face of the current economic downturn, more and more companies are looking to cut operating expenses, which opens up new opportunities for FutureIT. EZManage SQL dramatically reduces both the cost and the time associated with proactively managing SQL Servers 24/7 and has an immediate ROI. This allows us to expand even in the current climate as demonstrated by our recent establishment of new business partners in USA, Canada, UK, France and Sweden. In light of the above, FutureIT is optimistic it can weather the market's difficult conditions."

About FutureIT

FutureIT is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management, backup and monitoring solutions for both small and medium sized enterprises, or SMEs, and larger enterprises, running different Microsoft Structured Query Language, or SQL servers, versions 2000, 2005 and 2008, as well as Microsoft SQL Server Desktop Engine, or MSDE and SQL Express.

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

    CONSOLIDATED BALANCE SHEET (US $)
                                                               December 31,
                                                            2008        2007
    ASSETS
    Current assets
    Cash and cash equivalents                            $ 44,445 $ 1,020,767
    Trade accounts receivable, net of allowance
    for doubtful accounts of $ 0 and $ 3,805 as
    December 31, 2008 and December 31, 2007,
    respectively                                           43,846      58,442
    Other receivables and prepaid expenses                 20,443       4,506
    Total current assets                                  108,734   1,083,715
    Property and equipment
    Cost                                                   54,695      49,255
    Less - Accumulated depreciation and
    amortization                                           31,552      18,086
    Property and equipment, net                             23,14      31,169

    Long Term Deposits                                      4,163       6,304

    Total assets                                        $ 136,040 $ 1,121,188

    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
    Current liabilities
    Short Term loans from Shareholders                  $ 234,210         $ -
    Current maturities of long-term debt                  491,773     191,678
    Trade accounts payable                                 43,540      32,821
    Other payables and accrued expenses                   582,037     342,550
    Deferred revenues                                     155,399     319,912
    Total current liabilities                           1,506,959     886,961

    Long term loans
    Loan from bank                                        250,146     416,656
    Loan from a related party                             324,997     541,666
    Total long term loans                                 575,143     958,322

    Accrued severance pay, net                              5,225       5,151

    Stockholders' deficiency
    Share capital:
    Common Stock of $ 0.0001 par value:

    Authorized -35,000,000 as of December 31,
    2008 and as of December 31,2007; Issued and
    Outstanding - 24,340,000 as of December 31,
    2008 and 23,840,000 as of December 31, 2007             2,434       2,384
    Additional paid in capital                          2,090,892   2,099,307
    Accumulated deficit                               (4,044,613) (2,830,937)
    Total Stockholders' deficiency                    (1,951,287)   (729,246)

    Total liabilities and stockholders'
    deficiency                                          $ 136,040 $ 1,121,188

    CONSOLIDATED STATEMENTS OF OPERATIONS (US $)

                                                    Year ended
                                                   December 31,
                                             2008        2007        2006

    Revenues                                639,635     232,112    162,169
    Cost of revenues                        132,945     163,221     18,042

    Gross profit                            506,690      68,891    144,127

    Expenses
    Research and development                229,034      72,913    574,831
    Marketing and selling expenses          460,374     347,371     77,898
    General and administrative              943,080   1,054,454    249,880
    Operating expenses                    1,632,488   1,474,738    902,609

    Operating loss before financial
    expenses, net                         1,125,798   1,405,847    758,482
    Financial expenses, net                  86,617     252,279     67,689

    Loss before taxes                     1,212,415   1,658,126    826,171
    Taxes                                     1,261       4,974          -
    Net Loss                            $ 1,213,676 $ 1,663,100  $ 826,171

    Basic and diluted net loss per
    share                                    (0.05)      (0.07)     (0.05)

    Number of shares used in
    computing basic and diluted net
    loss per share                       23,987,541  23,840,000 15,500,000



    Contacts:

    FutureIT, Inc.

    CEO
    Shmuel Bachar
    +972-8-925-8070
    Shmuelb@futureitsoft.com

    Marketing, PR and IR Manager
    Sherry Kagan Segal
    +972-8-925-8156